Exhibit 10.15 (c)
ADDENDUM NUMBER THREE
TO
SOFTWARE LICENSE AND MAINTENANCE AGREEMENT
This Addendum Number Three (“Addendum” or “Addendum Number Three”) is executed in Phoenix, Arizona as of the date of last signature below (“Addendum Effective Date”) and modifies and amends the Software License and Maintenance Agreement dated November 17, 2006, as previously amended (the “Agreement”) by and between Quality Care Solutions, Inc., a wholly-owned subsidiary of The TriZetto Group, Inc., with a place of business at 14647 South 50th Street, Phoenix, AZ 85044 (hereinafter “QCSI”), and Triple-S, Inc., a Puerto Rico corporation with a place of business at 1441 F.D. Roosevelt Avenue, San Juan, Puerto Rico 00920 (“TS”).
Except as otherwise expressly set forth herein, in the event of any contradiction or inconsistency between the terms and conditions set forth in this Addendum and in the Agreement, the terms and conditions of this Addendum shall control. Except for purposes of the preceding sentence, the term “Agreement” shall include this Addendum Number Three, which is hereby incorporated into the Agreement by this reference. Capitalized terms used herein shall have the same meanings defined in the Agreement.
WHEREAS, the Parties wish to modify the terms of the Agreement,
NOW, THEREFORE, the Parties hereby agree as follows:
I.	Opening Paragraph.

Beginning in the second line of the opening paragraph of the Agreement, the Effective Date is hereby replaced with an Effective Date of “December 22, 2007.”

II.	Section 9.4, Termination for Triple-S’ Convenience.

Beginning in the second line of Section 9.4 of the Agreement, the date “November 30, 2007,” is hereby replaced with the date “December 21, 2007.”

III.	Schedule A, Section III, License Fees.

Beginning in the third line of the second paragraph following the License Fee table, the date “November 30, 2007,” is hereby replaced with the date “December 21, 2007.”

IV.	Schedule B, Section I, Block A Maintenance and Support Fees.

Replace the first paragraph and the related Subsections (i) and (ii) after the Maintenance and Support Fee table in their entirety with the following:

Block A Maintenance and Support Fee Payments. Notwithstanding the foregoing, the Initial Maintenance and Support Fees of three hundred forty nine thousand three hundred fifteen dollars ($349,315) for the period beginning on December 22, 2007, and ending on December 31, 2008 (the “Initial Block A Maintenance and Support Period”) that are due and payable to QCSI on the Effective Date of this Agreement (unless prior written notice of termination has been received by QCSI pursuant to Section 9.4 on or before December 21, 2007) are calculated as follows:
Addendum Number Three – Perpetual SLMA
11/27/07 (JD)

(i)	Three hundred forty thousand dollars ($340,000) for the period beginning on December 22, 2007, and ending on December 23, 2008, and,

(ii)	Nine thousand three hundred fifteen dollars ($9,315) for the period beginning on December 23, 2008, and ending on December 31, 2008.
V.	This Addendum supersedes all previous or contemporaneous communications, representations, understandings and agreements, either oral or written concerning the subject matter hereof. Except as expressly modified herein, no other terms or conditions of the Agreement are revised by this Addendum. The Parties hereby affirm their respective warranties, undertakings, and representations as set forth in the Agreement, as of the date hereof, and as though set forth herein.
IN WITNESS WHEREOF, this Addendum Number Three has been signed by the duly authorized representatives of both Parties effective as of the Addendum Effective Date.

Quality Care Solutions, Inc.		Triple-S, Inc.

By:	/s/ Robert L. Scavo	By:	/s/ Socorro Rivas

Name:	Robert L. Scavo	Name:	Socorro Rivas

Title:	President Core Administration Solutions	Title:	President and CEO

Date:	11/30/07	Date:	November 29, 2007

Addendum Number Three – Perpetual SLMA
11/27/07 (JD)

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